Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AMC Networks Inc.:

We consent to the use of our report dated March 15, 2012 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York	/s/ KPMG LLP
April 24, 2012